                                 LOAN AGREEMENT

                                  by and among

                           FINOVA PUBLIC FINANCE, INC.
                                   as Lender,


               CALIFORNIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY
                                   as Issuer,


                                       and


                THE AMERICAN MATERIALS & TECHNOLOGIES CORPORATION
                                   as Borrower





                           Dated as of August 1, 1997



This instrument constitutes a security agreement under the California Commercial Code.

                                TABLE OF CONTENTS


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                                    ARTICLE I

                            DEFINITIONS AND EXHIBITS

                   Section 1.01. Definitions.............................................................2
                   Section 1.02. Exhibits................................................................6
                   Section 1.03. Rules of Construction...................................................7

                                   ARTICLE II

                    FINANCING OF EQUIPMENT AND TERMS OF LOAN

                   Section 2.01.   Acquisition of Equipment..............................................7
                   Section 2.02.   Loan..................................................................7
                   Section 2.03.   Interest..............................................................7
                   Section 2.04.   Payments..............................................................8
                   Section 2.05.   Payment on Non-Business Days..........................................8
                   Section 2.06.   Loan Payments to be Unconditional.....................................8
                   Section 2.07.   Prepayments...........................................................9
                   Section 2.08.   Special Obligations...................................................9
                   Section 2.09.   Additional Payments..................................................10
                   Section 2.10.   Use of Equipment.....................................................11

                                   ARTICLE III

                                            CONDITIONS PRECEDENT .......................................11

                                   ARTICLE IV

                         REPRESENTATIONS, WARRANTIES AND
                        COVENANTS OF ISSUER AND BORROWER

                   Section 4.01.   Representations, Warranties and Covenants of Issuer .................13
                   Section 4.02.   Representations, Warranties and Covenants of Borrower ...............16


                                                    ARTICLE V

                             REPRESENTATIONS AND WARRANTIES OF LENDER ..................................20
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                                   ARTICLE VI

                      TITLE TO EQUIPMENT; SECURITY INTEREST

                   Section 6.01.   Title to the Equipment ..............................................21
                   Section 6.02.   Security Interest in Equipment ......................................22
                   Section 6.03.   Change in Name or Corporate Structure of Borrower; Change in
                                   Location of Borrower's Principal Place of Business ..................22
                   Section 6.04.   Liens and Encumbrances to Title .....................................22
                   Section 6.05.   Personal Property ...................................................22
                   Section 6.06.   Assignment of Insurance .............................................23
                   Section 6.07.   Occupancy ...........................................................23
                   Section 6.08.   Agreement as Financing Statement ....................................23

                                   ARTICLE VII

                        AFFIRMATIVE COVENANTS OF BORROWER

                   Section 7.01.   Reporting Requirements ..............................................24
                   Section 7.02.   Books and Records; Inspection and Examination .......................25
                   Section 7.03.   Compliance with Laws; Environmental Indemnity .......................26
                   Section 7.04.   Payment of Taxes and Other Claims ...................................26
                   Section 7.05.   Maintenance of Equipment ............................................27
                   Section 7.06.   Insurance ...........................................................27
                   Section 7.07.   Preservation of Corporate Existence .................................29
                   Section 7.08.   Performance by Lender ...............................................29
                   Section 7.09.   Limitations of liability ............................................30
                   Section 7.10.   Ratio of Debt to Tangible Net Worth .................................30
                   Section 7.11.   Debt Service Coverage Ratio .........................................31
                   Section 7.12.   Net Worth ...........................................................31
                   Section 7.13.   Tangible Net Worth ..................................................31
                   Section 7.14.   Related Party Notes Payable .........................................31

                                  ARTICLE VIII

                                       NEGATIVE COVENANTS OF BORROWER

                   Section 8.01.   Lien ................................................................32
                   Section 8.02.   Sale of Assets ......................................................32
                   Section 8.03.   Consolidation and Merger ............................................32
                   Section 8.04.   Accounting ..........................................................32
                   Section 8.05.   Transfers ...........................................................32
                   Section 8.06.   Other Defaults ......................................................32
                   Section 8.07.   Place of Business ...................................................32
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                   Section 8.08.   Modifications and Substitutions......................................32
                   Section 8.09.   Use of the Equipment.................................................33

                                                    ARTICLE IX

                            DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS.................................33

                                                    ARTICLE X

                                   ASSIGNMENT, SUBLEASING AND SELLING

                   Section 10.01.  Assignment by Lender.................................................34
                   Section 10.02.  No Sale or Assignment by Borrower....................................34

                                                    ARTICLE XI

                                    EVENTS OF DEFAULT AND REMEDIES

                   Section 11.01.  Events of Default....................................................34
                   Section 11.02.  Remedies on Default..................................................36
                   Section 11.03.  Return of Equipment..................................................37
                   Section 11.04.  No Remedy Exclusive..................................................37
                   Section 11.05.  Late Charge..........................................................37

                                                    ARTICLE XII

                                                 MISCELLANEOUS

                   Section 12.01.  Disclaimer of Warranties.............................................38
                   Section 12.02.  Notices..............................................................38
                   Section 12.03.  Further Assurance and Corrective Instruments.........................38
                   Section 12.04.  Binding Effect; Time of the Essence..................................39
                   Section 12.05.  Severability.........................................................39
                   Section 12.06.  Amendments...........................................................39
                   Section 12.07.  Execution in Counterparts............................................39
                   Section 12.08.  Applicable Law.......................................................39
                   Section 12.09.  Captions.............................................................39
                   Section 12.10.  Entire Agreement.....................................................39
                   Section 12.11.  Usury................................................................39

            EXHIBIT A-Schedule of Equipment and Loan Payments...........................................A-1
            EXHIBIT B-Form of Certificate of Acceptance.................................................B-1
            EXHIBIT C-Form of Opinion of Counsel to Borrower............................................C-1
            EXHIBIT D-Form of Investor's Letter of Representation.......................................D-1
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                                      iii

                                 LOAN AGREEMENT


Lender:        FINOVA Public Finance, Inc.
               605 North Highway 169
               Suite 250
               Plymouth, Minnesota 55441
               Attention: President
               Telephone:      (612) 417-1040
               Telecopier:     (612) 417-1050

Issuer:        California Economic Development Financing Authority
               801 K Street
               Suite 1700
               Sacramento, California 95814
               Attention: Chair
               Telephone:    (916) 324-1299
               Telecopier:   (916) 322-7214

Borrower:      The American Materials & Technologies Corporation
               5915 Rodeo Road
               Los Angeles, California 90016
               Attention:    Chief Financial Officer
               Telephone:    (310) 841-5200
               Telecopier:   (310) 838-8591

      THIS LOAN AGREEMENT dated as of August 1, 1997 (this "Loan Agreement") among FINOVA Public Finance, Inc., a Delaware corporation, as lender (and its successors and assigns, "Lender"), the California Economic Development Financing Authority, a body public and corporate, and a public instrumentality of the State of California (the "State"), as issuer ("Issuer"), and The American Materials & Technologies Corporation, a Delaware corporation, as borrower ("Borrower"); and

      WHEREAS, the Issuer was established for the purpose of promoting and encouraging commerce and industry, and generally to foster economic development in the State and is authorized to provide financing for private activity economic development projects pursuant to the provisions of Section 15710 et seq. of the California Government Code (constituting Part 10.2 of Division 3 of Title 2 of the Government Code of the State of California, as now in effect and as it may from time to time hereafter be amended or supplemented) (the "Act"); and

        WHEREAS, Issuer is authorized to enter into loan agreements, contracts and other instruments and documents necessary or convenient for the purpose of facilitating the financing of economic development projects as described in the Act; and

        WHEREAS, in furtherance of the purposes of the Act, Issuer proposes to finance all or a portion of the acquisition and installation of the Equipment (as hereinafter defined) by Borrower pursuant to this Loan Agreement by obtaining a loan from Lender and lending the proceeds thereof to Borrower; and

        WHEREAS, Borrower proposes to borrow the proceeds of the loan made by Lender to Issuer upon the terms and conditions set forth herein to finance the acquisition and installation of the Equipment; and

        WHEREAS, Borrower shall make Loan Payments (as hereinafter defined) directly to Lender, as assignee of Issuer, pursuant to the terms set forth in this Loan Agreement;

      NOW, THEREFORE, in consideration of the payments to be made hereunder and the mutual covenants contained in this Loan Agreement, Lender, Issuer and Borrower agree as follows:

                                    ARTICLE I

                            DEFINITIONS AND EXHIBITS

      Section 1.01. DEFINITIONS. The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:

        "Accredited Investor" shall have the meaning ascribed thereto in Section 2(15) of the Securities Act.

        "Acquisition Costs" means the contract price paid or to be paid to the Vendors for any portion of the Equipment upon Borrower's acceptance thereof, including administrative, engineering, legal, financial and other costs incurred by Lender, Issuer, Borrower, Escrow Agent and Vendors in connection with the acquisition, installation and financing by Lender of such Equipment, which Acquisition Costs are set forth in Exhibit A hereto.

        "Additional Payments" means the amounts, other than Loan Payments, payable by Borrower pursuant to the provisions of this Loan Agreement.

        "Affiliate" means a corporation 100% of whose common stock is directly or indirectly owned by FINOVA Public Finance, Inc.

        "Borrower" means The American Materials & Technologies Corporation, a Delaware corporation.

        "Business Day" means a day other than a Saturday or Sunday on which banks are generally open for business in New York, New York.

        "Certificate of Acceptance" means a Certificate of Acceptance, in substantially the form set forth as Exhibit B hereto, whereby Borrower acknowledges receipt in good condition of particular items of Equipment identified therein and confirms the date of delivery thereof and certain other matters.

        "Closing" means the date of August 13, 1997.

        "Code" means the Internal Revenue Code of 1986, as amended, and United States Treasury Regulations promulgated thereunder.

        "Costs of Issuance" means all items of expense directly or indirectly payable by or reimbursable to Issuer or Borrower and related to the authorization and funding of the loan to the Issuer by Lender and the Loan to Borrower by Issuer, including but not limited to costs of preparation and reproduction of documents, printing expenses, application, filing and recording fees, initial fees and charges of the Escrow Agent, legal fees and charges, including the fees and charges of bond counsel, fees and disbursements of consultants and professionals, and any other cost, charge or fee in connection with the loan to the Issuer by Lender and the Loan to the Borrower by Issuer which constitute a "cost of issuance" within the meaning of Section 147(g) of the Code.

        "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article XI hereof.

        "Determination of Taxability" means any determination, decision or decree by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction, or an opinion obtained by Lender from counsel qualified in such matters and reasonably acceptable to Issuer, that an Event of Taxability shall have occurred. A Determination of Taxability also shall be deemed to have occurred on the first to occur of the following:

                  (a) the date when Borrower files any statement, supplemental statement, or other tax schedule, return or document, which discloses that an Event of Taxability shall have occurred;

            or

                  (b) the effective date of any federal legislation enacted
            after the date of this Loan Agreement or promulgation of any income tax regulation or ruling by the Internal Revenue Service that causes an Event of Taxability after the date of this Loan Agreement.

        "Equipment" means the personal property identified in Exhibit A hereto to be used in connection with Borrower's operations (including, to the extent permitted pursuant to the Code without jeopardizing the tax-exempt status of the Interest, certain items originally financed through internal advances of Borrower in anticipation of obtaining permanent financing through Issuer), together with all replacement parts, additions, repairs, accessions and accessories incorporated therein and/or affixed to such personal property and all proceeds of the foregoing.

       "Escrow Agent" means First Trust of California, National Association, as escrow agent under the Escrow Agreement, and its successors and assigns permitted under the Escrow Agreement.

       "Escrow Agreement" means the Escrow Agreement dated as of August 1, 1997 among Lender, Issuer, Borrower and Escrow Agent.

       "Escrow Fund" means the fund established and held by Escrow Agent pursuant to the Escrow Agreement.

        "Event of Taxability" means if as the result of any act, failure to act or use of the proceeds of the Loan, a change in use of the Equipment or any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Loan Agreement or the Tax Agreement by Issuer or Borrower, the enactment of any federal legislation after the date of this Loan Agreement, or the promulgation of any income tax regulation or ruling by the Internal Revenue Service after the date of this Loan Agreement, or there is a non-appealable final judgment or determination by the Internal Revenue Service or a court of competent jurisdiction that the interest on the loan from Lender to Issuer is includable in Lender's gross income (but not including the effect of any alternative minimum tax, environmental tax or other similar tax effect).

        "Gross-Up Rate" means, with respect to any Interest payment (including payments made prior to the Event of Taxability), the rate necessary to calculate an additional payment in an amount sufficient such that the sum of the Interest payment plus the additional payments would, after being reduced by the federal tax (including interest and penalties, but not including the effect of any alternative minimum tax, environmental tax or other similar tax effect) actually imposed thereon, equal the amount of the Interest payment.

        "Interest" means the portion of any payment from Issuer to Lender designated as and comprising interest as shown in Exhibit A hereto.

        "Issuer" means the California Economic Development Financing Authority, a body public and corporate, and a public instrumentality of the State organized and existing pursuant to the laws of the State acting as issuer under this Loan Agreement.

        "Lender" means (a) FINOVA Public Finance, Inc., acting as lender under this Loan Agreement, (b) any surviving, resulting or transferee corporation of FINOVA Public Finance, Inc. and (c) except where the context requires otherwise, any assignee(s) of Lender.

        "Loan" means the loan from Issuer to Borrower pursuant to this Loan Agreement.

        "Loan Agreement" means this Loan Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

        "Loan Payments" means the loan payments payable by Borrower pursuant to the provisions of this Loan Agreement as specifically set forth in Exhibit A hereto. As provided in Article II hereof, Loan Payments shall be payable by Borrower directly to Lender, as assignee of Issuer, in the amounts and at the times as set forth in Exhibit A hereto.

        "Loan Proceeds" means the total amount of money to be paid pursuant to
Section 2.02 hereof by Lender to be delivered to Escrow Agent for deposit and application in accordance with the Escrow Agreement.

        "Payment Date" means the date the Borrower is required to make any Loan Payment pursuant to Section 2.04 hereof and the date the Borrower elects or is required to make a prepayment pursuant to Section 2.07 hereof.

        "Permitted Encumbrances" means, so long as an Event of Default under this Loan Agreement has not occurred and is not continuing, liens for taxes not yet due or liens for taxes being contested in good faith and by appropriate proceedings if adequate reserves in the amount of such liens are set aside in a separate account and maintained on the books of Borrower in accordance with generally accepted accounting principles.

        "Prepayment Amount" means, as of any Payment Date, the amount which Borrower may or must from time to time pay or cause to be paid to Lender as assignee of Issuer in order to prepay the Loan, as provided in Section 2.07 hereof, such amount being equal to the principal amount of the Loan outstanding on such date together with all other amounts due on such date (including accrued interest) and the Prepayment Premium calculated on the principal amount prepaid on any such date.

        "Prepayment Premium" means as of any Payment Date, an amount equal to:
(i) five percent (5%) of the principal amount prepaid if the prepayment occurs after the thirtieth (30th) day following the Closing and prior to the 24th Payment Date; (ii) four percent (4%) of the principal amount prepaid if the prepayment occurs on or after the 24th Payment Date and prior to the 36th Payment Date; (iii) three percent (3%) of the principal amount prepaid if the prepayment occurs on or after the 36th Payment Date and prior to the 48th Payment Date; (iv) two percent (2%) of the principal amount prepaid if the prepayment occurs on or after the 48th Payment Date and prior to the 60th Payment date; and (v) one percent (1%) of the amount principal amount prepaid if the prepayment occurs on or after the 60th Payment Date and prior to the 72nd payment date; provided, further, that no Prepayment Premium shall be due hereunder if Borrower prepays the Loan in full with the proceeds of a taxable financing provided by FINOVA Public Finance, Inc. in a principal amount not less than the principal amount prepaid hereunder if such refinancing is completed to avoid an Event of Taxability.

        "Principal" means the portion of any Loan Payment designated as principal in Exhibit A hereto.

      "Purchase Agreements" means Borrower's purchase agreements with Vendors of the Equipment.

        "Qualified Institutional Buyer" shall have the meaning ascribed thereto in Rule 144A of the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended.

        "State" means the State of California.

        "Tax Agreement" means the Tax Regulatory Agreement and the Non Arbitrage Certificate of even date herewith between the Borrower and the Issuer, as such Tax Regulatory Agreement and Non Arbitrage Certificate may be amended from time to time in accordance with their terms.

      "UCC" means the Uniform Commercial Code as adopted and in effect in the State.

      "User" means Culver City Composites Corporation, a Delaware corporation.

      "Vendor" means the manufacturer or vendor of an item of Equipment, as well as the agents or dealers of the manufacturer, from whom Borrower has purchased or is purchasing items of Equipment.

      Section 1.02. EXHIBITS. The following exhibits are attached hereto and made a part hereof:

               Exhibit A: Form of Schedule of Equipment and Loan Payments describing the Equipment and setting forth the Loan Payments and Prepayment Prices. Issuer hereby authorizes Lender to insert in Exhibit A the serial or other identifying numbers relating to the Equipment when available.

               Exhibit B: Form of Certificate of Acceptance.

               Exhibit C: Form of opinion of counsel to Borrower.

                Exhibit D: Form of Investor's Letter of Representation.

        Section 1.03. RULES OF CONSTRUCTION.

                  (a) The singular form of any word used herein, including the terms defined Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

                  (b) Unless otherwise specified, references to Articles,
            Sections and other subdivisions of this Loan Agreement are to the designated Articles, Sections and other subdivision of this Loan Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Loan Agreement as a whole.

                  (c) The headings or titles of the several articles and
            sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

                                   ARTICLE II

                    FINANCING OF EQUIPMENT AND TERMS OF LOAN

      Section 2.01. ACQUISITION OF EQUIPMENT. Borrower either has ordered or shall order the Equipment pursuant to one or more Purchase Agreements from one or more Vendors. Borrower shall remain liable to the Vendor or Vendors in respect of its duties and obligations in accordance with each Purchase Agreement and shall bear the risk of loss with respect to any loss or claim relating to any item of Equipment covered by any Purchase Agreement, and neither Lender nor Issuer shall assume any such liability or risk of loss. Borrower covenants and agrees to pay or cause to be paid such amounts as may be necessary to complete the acquisition and installation of the Equipment and to ensure that the Equipment is operational to the extent that the Loan Proceeds are insufficient to cause such acquisition and installation.

      Section 2.02. LOAN. Lender hereby agrees, subject to the terms and conditions of this Loan Agreement, to make a loan to Issuer in the amount of $2,500,000; Issuer hereby agrees, subject to the terms and conditions of this Loan Agreement, to borrow such amount from Lender and to lend such amount to Borrower; and Borrower hereby agrees to borrow such amount from Issuer. Upon fulfillment of the conditions set forth in Article III hereof, Lender shall deposit the Loan Proceeds in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement. Issuer's obligation to repay the loan from Lender, and Borrower's obligation to repay the Loan, shall commence, and interest shall begin to accrue, on the date that Loan Proceeds are deposited in the Escrow Fund.

      Section 2.03. INTEREST. The principal amount of the loan from Lender to Issuer and the Loan hereunder outstanding from time to time shall bear interest (computed on the basis of a year of 360 days and 12 months of 30 days each) at the rate of 7.1645% per annum. Interest accruing on the principal balance of such loans outstanding from time to time shall be payable as provided in Exhibit A and upon earlier demand in accordance with the terms hereof or prepayment in accordance with Section
2.07 hereof. Upon the occurrence of a Determination of Taxability, Borrower shall, with respect to future interest payments, begin making Loan Payments calculated at the Gross-Up Rate. In addition, Borrower shall make immediately upon demand of Lender a payment to Lender sufficient to supplement prior Loan Payments to the Gross-Up Rate.

        Section 2.04. PAYMENTS. Issuer shall pay the principal of, premium, if any, in accordance with Section 2.07 hereof, and interest on the loan from Lender to Issuer, but only out of the amounts paid to Issuer by Borrower pursuant to this Loan Agreement. Borrower shall pay to Lender, as assignee of Issuer, Loan Payments, in the amounts and on the dates set forth in Exhibit A hereto. As security for its obligation to pay the principal of, premium, if any, in accordance with Section 2.07 hereof, and interest on the loan from Lender, Issuer assigns to Lender all of Issuer's right to receive Loan Payments hereunder, all of Issuer's rights hereunder (except for the right to receive any Additional Payments to the extent payable to Issuer, any rights of Issuer to indemnification and rights of notice, inspection and consent) and all of Issuer's right, title and interest in and to the Equipment, and Issuer appoints Lender and any officer or agent of Lender to collect the Loan Payments and any other payments due to Lender, as Issuer's assignee, hereunder and to sue in any court for such Loan Payments or other payments and to exercise all rights hereunder with respect to the Equipment and to withdraw or settle any claim, suits or proceedings pertaining thereto. Such Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer's assignee, and shall be credited against Issuer's payment obligations hereunder. No provision, covenant or agreement contained in this Loan Agreement or any obligation herein imposed on Issuer, or the breach thereof, shall constitute or give rise to or impose upon Issuer a pecuniary liability, a charge upon its general credit or taxing powers or a pledge of its general revenues. In making the agreements, provisions and covenants set forth in this Loan Agreement, Issuer has not obligated itself except with respect to the application of the Loan Payments to be paid by Borrower hereunder. All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds. No recourse shall be had by Lender or Borrower for any claim based on this Loan Agreement or the Tax Agreement against any director, officer, employee or agent of Issuer alleging personal liability on the part of such person, unless such claim is based on the willful dishonesty, gross negligence of or intentional violation of law by such person.

        Section 2.05. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be.

      Section 2.06. LOAN PAYMENTS TO BE UNCONDITIONAL. The obligations of Borrower to make the Loan Payments and Additional Payments required under this
Article II and to make
other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Equipment to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Equipment or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and any of Issuer, Lender, any Vendor or any other person, Borrower shall make all Loan Payments when due and shall not withhold any Loan Payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under this Loan Agreement.

        Section 2.07. PREPAYMENTS.

                  (a) Borrower may, in its discretion, prepay the Loan in full
            (i) on any date on or prior to the thirtieth (30th) day following the Closing by paying the principal amount of the Loan outstanding at such time together with accrued interest on the Loan and a prepayment premium in an amount equal to 1 1/2% of the principal amount of the Loan, and (ii) after the 30th day following the Closing by paying the applicable Prepayment Amount.

                  (b) Borrower shall prepay the Loan in whole or in part at any time pursuant to Article IX hereof by paying the applicable Prepayment Amount.

                  (c) Borrower shall prepay the Loan in full immediately upon demand of Lender after the occurrence of an Event of Default by paying the applicable Prepayment Amount.

                  (d) Borrower shall prepay the Loan in full immediately upon demand of Lender after the occurrence of a Determination of Taxability by paying the applicable Prepayment Amount plus an amount necessary to supplement the prior Loan Payments to the Gross-Up Rate.

                  (e) The Loan shall be prepaid in part with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Sections 2.03 or 2.04 of the Escrow Agreement.

      Upon any prepayment in part of the Loan, the prepayment shall be applied first to interest accrued thereon and next to the Principal portion of the Loan Payments in the inverse order of maturity.

      Section 2.08. SPECIAL OBLIGATIONS. The loan from Lender to Issuer as provided herein, together with the interest thereon, shall not be deemed to constitute a debt or liability of the State or any political subdivision thereof or a pledge of the faith and credit of the State or any political subdivision thereof, but shall be payable solely from the funds provided therefor pursuant to this

Loan Agreement. The loan from Lender to Issuer as provided herein is only a special obligation of Issuer as provided by the Act, and Issuer shall under no circumstances be obligated to pay such loan and the interest thereon or any Acquisition Cost except from Loan Payments received from Borrower and other funds pledged therefor.

        Neither the faith and credit nor the taxing power of the State or any political subdivision of the State, is pledged to the payment of the principal of, premium, if any, or interest on the loan from Lender to Issuer as provided herein, nor is the State or any political subdivision of the State, in any manner obligated to make any appropriation for such payment. Issuer has no taxing power.

        Section 2.09. ADDITIONAL PAYMENTS. Borrower shall pay to the Issuer or to Lender, as appropriate, the following "Additional Payments" in addition to the Loan Payments payable by Borrower: such amounts incurred by Lender or Issuer after the Closing as shall be required by Lender or Issuer in payment of any reasonable costs and expenses incurred in connection with the performance or enforcement of this Loan Agreement, and the financing of the Equipment, including but not limited to: (a) application, commitment or financing fees, if any; (b) indemnification payments pursuant to Sections 7.03 and 7.06 hereof; all taxes and assessments of any type or character charged to the Issuer or Lender affecting the amount available to the Issuer from payments to be received hereunder or in any way arising due to the transactions contemplated hereby (including taxes and assessments assessed or levied by any public agency or governmental authority of whatsoever character having power to levy taxes or assessments), but excluding franchise taxes based upon the capital and/or income of the Issuer or Lender and taxes based upon or measured by the net income of the Issuer or Lender; provided, however, that Borrower shall have the right to protest and contest any such taxes or assessments and to require Issuer and/or Lender, at Borrower's expense, to protest and contest any such taxes or assessments levied upon them and that Borrower shall have the right to withhold payment of any such taxes or assessments pending disposition of any such protest or contest unless such withholding, protest or contest would adversely affect the rights or interests of Lender or Issuer; reasonable expenses, reasonable fees of auditors or attorneys; (c) the fees and expenses of such accountants, consultants, attorneys and other experts as may be engaged by Issuer or Lender to prepare audits, financial statements, reports or opinions or to provide such other services required under this Loan Agreement, or otherwise in connection with the enforcement of the Loan; (d) insurance premiums necessary to provide the insurance coverage required hereunder which insurance premiums are not otherwise paid by the Borrower; and (e) all other reasonable, direct and necessary administrative costs of Lender or Issuer and such other charges required to be paid in order to enforce its rights under this Loan Agreement. Such Additional Payments shall be billed to Borrower by Lender or Issuer, as the case may be, from time to time, together with a statement certifying that the amount so billed has been paid for one or more of the items described, or that such amount is then payable for such items. Amounts so billed shall be due and payable by Borrower within 30 days after receipt of the bill by Borrower.

      Section 2. 10. USE OF EQUIPMENT. Borrower will acquire Equipment for use by the User, a wholly owned subsidiary of Borrower, at 5915 Rodeo Road, Los Angeles, California 90016.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

        Lender's agreement to make the loan to Issuer hereunder and to disburse the Loan Proceeds shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to
Lender:

                  (a) this Loan Agreement, properly executed by Lender, Issuer and Borrower, and each of the Exhibits hereto properly completed;

                  (b) the Tax Agreement, properly executed by Issuer and
            Borrower;

                  (c) the Escrow Agreement, properly executed on behalf of
            Issuer, Lender, Borrower and Escrow Agent;

                  (d) a certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Borrower, authorizing the execution, delivery and performance of this Loan Agreement, the Escrow Agreement and the Tax Agreement and any related documents, (ii) the bylaws of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Loan Agreement, the Escrow Agreement and the Tax Agreement and other instruments, agreements and certificates on behalf of Borrower;

                  (e) a copy of the Certificate of Incorporation of Borrower certified by the Secretary of State of the State of Delaware;

                  (f) a Certificate of Good Standing issued by the Secretary of
            State of the State of Delaware to be dated not more than 10 days prior to the date of Closing;

                  (g) a Certificate of Qualification issued by the Secretary of
            State of the State to be dated not more than 10 days prior to the date of Closing;

                  (h) a Certificate of Status - Foreign Corporation issued by the Secretary of State of the State to be dated not more than 10 days prior to the date of Closing;

                  (i) certificates of the insurance required hereunder,
            containing a lender's loss payable clause or endorsement in favor of Lender and naming the Lender as an additional insured;

                  (j) a completed and executed Form 8038 or evidence of filing thereof with the Internal Revenue Service;

                  (k) a resolution or evidence of other official action taken by or on behalf of Issuer to authorize the transactions contemplated hereby;

                  (l) evidence that the financing of the Equipment has been
            approved by the "applicable elected representative" (as defined in Section 147(f) of the Code) of the State, after a public hearing held upon reasonable notice;

                  (m) a true and correct copy of any and all leases pursuant to which Borrower is leasing the property where the Equipment will be located, together with a landlord's disclaimer and consent with respect to each such lease;

                  (n) as applicable, financing statements executed by Borrower and the User, as debtor, and naming Issuer, as secured party, and Lender, as assignee, and/or the original certificate of title or manufacturer's certificate of origin and title application if any of the Equipment is subject to certificate of title laws;

                  (o) current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Borrower, (ii) no financing statements have been filed and remain in effect against Borrower relating to the Equipment except those financing statements filed by Lender and
            (iii) Lender has duly filed all financing statements necessary to perfect the security interest created pursuant to this Loan Agreement;

                  (p) an opinion of counsel to Borrower, addressed to Lender and
            Issuer, in the form attached hereto as Exhibit C;

                  (q) an opinion of counsel to Issuer, addressed to Lender, in form and substance satisfactory to Lender;

                  (r) an opinion of special counsel, addressed to Issuer and
            Lender, in form and substance satisfactory to Issuer and Lender;

                  (s) payment of Lender's fees, commissions and expenses
            required by Section 12.01 hereof;

                  (t) payment of Issuer's fees, commissions and expenses
            incurred in connection with this Loan Agreement and the transactions contemplated hereby;

                  (u) an investor letter of representation executed by Lender and addressed to Issuer and Borrower, in the form attached hereto as Exhibit D;

                  (v) an inter-creditor agreement between Lender and LaSalle
            Business Credit in form and substance acceptable to Lender; and

                  (w) any other documents or items required by Lender or Issuer.

      Lender's agreement to disburse the Loan Proceeds and to consider approval of any disbursement from the Escrow Fund shall be subject to the further conditions precedent that on the date thereof:

                  (a) Lender shall have received each of the items required for a disbursement pursuant to the Escrow Agreement;

                  (b) With respect to any disbursement for portions of the
            Equipment that are functionally complete and operationally independent, Lender shall have received in form and substance satisfactory to Lender the Vendor invoice(s) and/or bill(s) of sale relating to the Equipment and, if such invoices have been paid by Borrower, evidence of payment thereof and, if applicable, evidence of official intent of Issuer to reimburse such payment as required by the Code;

                  (c) With respect to any disbursement for portions of the
            Equipment that are not functionally complete and operationally independent, Lender shall have received in form and substance satisfactory to Lender, a properly completed assignment of the purchase order or contract relating to the Equipment signed by the Vendor;

                  (d) the representations and warranties contained in Articles
            IV and V hereof are correct on and as of the date of such loan as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date or are not prohibited by this Loan Agreement;

                  (e) no event has occurred and is continuing, or would result from such loan to Issuer or the Loan which constitutes a Default, an Event of Default or a Determination of Taxability; and

                  (f) Exhibit A to this Loan Agreement has been amended to
            identify the Equipment for which the disbursement from the Escrow Fund is being requested.

                                   ARTICLE IV

                         REPRESENTATIONS, WARRANTIES AND
                        COVENANTS OF ISSUER AND BORROWER

      Section 4.01. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER. Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:

                  (a) Issuer is a body public and corporate, and a public
            instrumentality of the State, organized and existing by virtue of the laws of the State.

                  (b) Issuer will exercise its best efforts to preserve and keep in full force and effect its existence as a body public and corporate, and a public instrumentality of the State or take such actions as may be necessary to permit the transfer or assignment of this Loan Agreement to any successor to Issuer.

                  (c) Issuer is authorized to enter into this Loan Agreement, the Escrow Agreement, the Tax Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.

                  (d) Issuer has duly authorized the execution and delivery of this Loan Agreement, the Escrow Agreement and the Tax Agreement under the terms and provisions of the resolution adopted by its Board of Directors, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of this Loan Agreement, the Escrow Agreement and the Tax Agreement against Issuer. Issuer has taken all necessary action and has complied with all provisions of the Act, including but not limited to the making of the findings required by the Act, required to make this Loan Agreement, the Escrow Agreement and the Tax Agreement the valid and binding obligation of Issuer.

                  (e) The authorized officer of the Board of Directors of Issuer executing this Loan Agreement and any related documents has been duly authorized to execute and deliver this Loan Agreement, the Escrow Agreement and the Tax Agreement and such related documents under the terms and provisions of a resolution of the Issuer, or by other appropriate official action.

                  (f) This Loan Agreement, the Escrow Agreement and the Tax
            Agreement are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to the enforcement of creditors' rights, to the application of equitable principles, and to the limitations on enforcement remedies against public entities in California.

                  (g) Issuer has assigned to Lender all of Issuer's rights in the Equipment and this Loan Agreement (except for the right to receive any Additional Payments to the extent payable to Issuer, any rights of Issuer to indemnification and rights of notice, inspection and consent) including the assignment of all rights in the security interest granted to Issuer by Borrower.

                  (h) Issuer will not pledge, mortgage or assign this Loan
            Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.

                  (i) None of the execution and delivery of this Loan Agreement, the Escrow Agreement or the Tax Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of this Loan Agreement, the Escrow Agreement or the Tax Agreement violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Issuer under the terms of any instrument or agreement.

                  (j) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Issuer's knowledge, threatened against or affecting Issuer, challenging Issuer's authority to enter into this Loan Agreement, the Escrow Agreement or the Tax Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Loan Agreement, the Escrow Agreement or the Tax Agreement or any other transaction of Issuer which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Loan Agreement.

                  (k) Issuer will submit or cause to be submitted to the
            Internal Revenue Service a Form 8038 (or other information reporting statement) at the time and in the form required by the Code.

                  (l) The financing of the Equipment has been approved by an
            "applicable elected representative" (as defined in Section 147(f) of the Code) of the State after a public hearing held upon reasonable notice.

                  (m) Issuer will comply fully at all times with the provisions contained in the Tax Agreement that directly relate to Issuer, and Issuer will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Agreement.

                  (n) Issuer will take no action that would cause the Interest to become includable in gross income for federal income tax purposes under the Code, and Issuer will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

                  (o) No member, officer or other official of the Issuer has any financial interest whatsoever in the Borrower or in the transactions contemplated by this Loan Agreement.

      Section 4.02. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER. Borrower represents, warrants and covenants for the benefit of Lender and Issuer, as follows:

                  (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has power to enter into this Loan Agreement, the Escrow Agreement and the Tax Agreement and by proper corporate action has duly authorized the execution and delivery of this Loan Agreement, the Escrow Agreement and the Tax Agreement. Borrower is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary except where the failure to be licensed or qualified would not have a material adverse effect on the business or property of the Borrower.

                  (b) Borrower has been fully authorized to execute and deliver this Loan Agreement, the Escrow Agreement and the Tax Agreement under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all corporate requirements have been met, and corporate procedures have occurred in order to ensure the enforceability of this Loan Agreement, the Escrow Agreement and the Tax Agreement and this Loan Agreement, the Escrow Agreement and the Tax Agreement have been duly authorized, executed and delivered.

                  (c) The authorized officer of Borrower executing this loan
            Agreement, the Escrow Agreement and the Tax Agreement and any related documents has been duly authorized to execute and deliver this Loan Agreement, the Escrow Agreement and the Tax Agreement and such related documents under the terms and provisions of a resolution of Borrower's board of directors.

                  (d) This Loan Agreement, the Escrow Agreement and the Tax
            Agreement constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws and equitable principles of general application relating to effecting the enforcement of creditors' rights.

                  (e) The execution and delivery of this Loan Agreement, the
            Escrow Agreement and the Tax Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the certificate of incorporation or bylaws of Borrower or of any corporate restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower contrary to the terms of any instrument or agreement.

                  (f) The authorization, execution, delivery and performance of this Loan Agreement by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Loan Agreement has not been taken and which is final and nonappealable (except that no representation is being made with respect to qualification under Blue Sky or other state or federal securities laws).

                  (g) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, challenging Borrower's authority to enter into this Loan Agreement, the Escrow Agreement or the Tax Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Loan Agreement, the Escrow Agreement or the Tax Agreement or any other transaction of Borrower which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Loan Agreement.

                  (h) The property at which the Equipment is located is properly zoned for its current and anticipated use and the use of the Equipment will not violate any applicable zoning, land use, environmental or similar law or restriction. Borrower has all licenses and permits to use the Equipment. Borrower has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's facilities or in connection with the operation of its facilities and, to the extent applicable, the Borrower's failure to obtain any permit, license or authorization will not have a material adverse effect on the business or property of the Borrower. Except as previously disclosed to Lender in writing, Borrower and all activities of the Borrower at its facilities comply with all material Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower with respect thereto and, to the extent applicable, the failure to comply with any Environmental Laws will not have a material adverse effect on the business or property of the Borrower. Except as previously disclosed to Lender in writing, Borrower is also in compliance with all material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower is aware. Except as previously disclosed to Lender in writing, Borrower is not aware of, nor has Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

                  (i) The Equipment will be used in an industrial facility to manufacture tangible personal property.

                  (j) Borrower owns or will own the Equipment and intends to operate the Equipment, or cause the Equipment to be operated, as an "economic development project," within the meaning of the Act, until the date on which all of the Loan Payments have been fully paid or the applicable Prepayment Amount has been fully paid.

                  (k) Borrower will not take any action that would cause the
            Interest to become includable in gross income of the recipient for federal income tax purposes under the Code, and Borrower will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to be paid by, or imposed upon, the Issuer to preserve such exclusion).

                  (l) Borrower has heretofore furnished to Lender the audited financial statements of Borrower for its fiscal year ended December 31, 1996 and the unaudited financial statements of Borrower for the quarter ended March 31, 1997, and those statements fairly present the financial condition of Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles except for the absence of footnotes and year end adjustments in the case of the unaudited statements. Since the date of the most recent of such financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower.

                  (m) Borrower has paid or caused to be paid to the proper
            authorities when due all federal, state and local taxes required to be withheld by it. Borrower has filed all federal, state and local tax returns which are required to be filed, and Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

                  (n) Borrower has or will have good title to all Equipment and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances except for the security interest created pursuant to this Loan Agreement and Permitted Encumbrances.

                  (o) All financial and other information provided to Lender by or on behalf of Borrower in connection with Borrower's request for the Loan contemplated hereby is true and correct in all material respects and Borrower has not omitted to provide Lender with any information which would be material to Lender's decision to enter into this Loan Agreement and, any projections, valuations or pro forma financial statements provided by Borrower to Lender reflect a good faith opinion as to such projections, valuations and pro forma condition and results.

                  (p) Borrower has provided to Lender signed financing
            statements sufficient when filed to perfect the security interest created pursuant to this Loan Agreement. When such financing statements are filed in the offices noted therein, Lender, as assignee of Issuer, will have a valid and perfected security interest in the Equipment, subject to no other security interest, assignment, lien or encumbrance. None of the Equipment is or will become a fixture on real estate.

                  (q) Upon delivery and installation of the Equipment, Borrower will provide to Issuer and Lender a completed and executed copy of the Certificate of Acceptance attached hereto as Exhibit B.

                  (r) Borrower will aid and assist Issuer in connection with preparing and submitting to the Internal Revenue Service a Form 8038 (or other applicable information reporting statement) at the time and in the form required by the Code.

                  (s) Borrower will comply fully at all times with the Tax
            Agreement; Borrower will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Agreement, and the representations of the Borrower contained in the Tax Agreement are true and correct.

                  (t) Expenses for work done by officers or employees of
            Borrower in connection with the Equipment will be included as an Acquisition Cost, if at all, only to the extent (i) such persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and (iii) such expenses are treated or capable of being treated (whether or not so treated) on the books of Borrower as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis.

                  (u) To the best of the Borrower's knowledge, no member,
            officer or other official of Issuer has any financial interest whatsoever in the Borrower or in the transactions contemplated by this Loan Agreement.

                  (v) No event has occurred and no condition exists which would constitute an Event of Default on the part of the Borrower or which, with the passing of time or with the giving of notice or both, would constitute an Event of Default.

                  (w) Borrower assumes full responsibility for the safety and any consequences of lack of safety with respect to the operation and maintenance of the Equipment;

            provided, however, that the foregoing shall in no way absolve Vendor or any maintenance contractor of any liability with respect to the Equipment.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF LENDER

            Lender represents and warrants for the benefit of Issuer and Borrower, as follows:

                  (a) Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has power to enter into this Loan Agreement and by proper corporate action has duly authorized the execution and delivery of this Loan Agreement, the Escrow Agreement and the Tax Agreement.

                  (b) This Loan Agreement, the Escrow Agreement and the Tax
            Agreement constitute valid and legally binding obligations of Lender, enforceable against Lender in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors' rights.

                  (c) The execution and delivery of this Loan Agreement, the
            Escrow Agreement and the Tax Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles or certificate of incorporation or bylaws of Lender or of any corporate restriction or of any agreement or instrument to which Lender is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Lender contrary to the terms of any instrument or agreement.

                  (d) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Lender's knowledge, threatened against or affecting Lender, challenging Lender's authority to enter into this Loan Agreement, the Escrow Agreement or the Tax Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Loan Agreement, the Escrow Agreement or the Tax Agreement or any other transaction of Lender which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Loan Agreement.

                  (e) Lender has sufficient knowledge and experience in
            financial and business matters, including purchase and ownership of municipal and other tax-exempt obligations, to be able to evaluate the risks and merits of the investment represented by this Loan

            Agreement including the payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and the Loan Payments, and is able to bear the economic risk of such investment. Lender has made its own inquiry and analysis with respect to Borrower, Issuer, this Loan Agreement, the payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and the Loan Payments and the security therefor, and other material factors affecting the security and payment of this Loan Agreement, the payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and the Loan Payments.

                  (f) Lender has either been supplied with or has had access to information, including financial statements and other financial information which it has requested, and has had the opportunity to ask questions and receive answers concerning Borrower, Issuer, this Loan Agreement, the payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and the Loan Payments and the security therefor, so that as a reasonable investor, it has been able to make its decision to make the Loan Proceeds available in accordance with the provisions hereof and of the Escrow Agreement in exchange for the right to receive the payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and the Loan Payments and enter into and perform its obligations under this Loan Agreement.

                  (g) Lender acknowledges that this Loan Agreement, including the right to receive payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and Loan Payments (i) are not being registered or otherwise qualified for sale under the "Blue Sky" laws and regulations of any state, (ii) shall not be listed on any stock or other securities exchange and (iii) shall be issued in a form which may not be readily marketable.

                  (h) Lender acknowledges that this Loan Agreement, including the right to receive payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and Loan Payments, have not been registered under the Securities Act of 1933, as amended, and that such registration is not legally required. Lender represents to Issuer that it is entering into this Loan Agreement, including obtaining the right to receive payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and Loan Payments, for investment for its own account and not with a present view toward resale or the distribution thereof, except for sale to an Affiliate.

                                   ARTICLE VI

                      TITLE TO EQUIPMENT; SECURITY INTEREST

      Section 6.01. TITLE TO THE EQUIPMENT. Legal title to the Equipment and any and all repairs, replacements, substitutions and modifications to such Equipment shall be in Borrower. Borrower will at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower, and keep all Equipment free and clear of all such claims, liens and processes except Permitted Encumbrances.

      Section 6.02. SECURITY INTEREST IN EQUIPMENT. This Loan Agreement is intended to constitute a security agreement within the meaning of the UCC. As security for Borrower's payment to Lender, as assignee of Issuer, of Loan Payments and all other amounts payable to Lender hereunder, Borrower hereby grants to Issuer, and Issuer hereby assigns to Lender, a security interest constituting a first lien on the Equipment, all repairs, replacements, substitutions and modifications thereto or thereof and all proceeds of the foregoing. Borrower agrees to execute such additional documents, including financing statements, assignments, affidavits, notices and similar instruments, in form satisfactory to Lender, and take such other actions that Lender deems necessary or appropriate to establish and maintain the security interest created by this Section. If requested by Lender, Borrower shall obtain a landlord and/or mortgagee's consent and waiver with respect to the property where the Equipment is located. If requested by Lender, Borrower shall conspicuously mark the Equipment with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Lender's security interest in the Equipment.

      Section 6.03. CHANGE IN NAME OR CORPORATE STRUCTURE OF BORROWER; CHANGE IN LOCATION OF BORROWER'S PRINCIPAL PLACE OF BUSINESS. Borrower's chief executive office is located at the address set forth above, and all of Borrower's records relating to its business and the Equipment are kept at such location. Borrower hereby agrees to provide written notice to Lender and Issuer of any change or proposed change in its name, corporate structure, place of business or chief executive office or change or proposed change in the location of the Equipment. Such notice shall be provided 30 days in advance of the date that such change or proposed change is planned to take effect. Borrower does business, and has done business, only under its own name and the trade names, if any, set forth on the execution page hereof.

      Section 6.04. LIENS AND ENCUMBRANCES TO TITLE. Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance or claim on or with respect to the Equipment (together, "Liens") other than the respective rights of Lender and Issuer as herein provided and Permitted Encumbrances. Borrower shall promptly, at its own expense, take such action as may be necessary duly to discharge or remove any such Lien except Permitted Encumbrances. Borrower shall reimburse Lender for any expenses incurred by Lender to discharge or remove any Lien.

      Section 6.05. PERSONAL PROPERTY. The parties hereby agree that the Equipment is, and during the period this Loan Agreement is in force will remain, personal property and, when subjected to use by Borrower hereunder, will not be or become fixtures; provided, however, that if contrary to the parties' intent the Equipment is or may be deemed to be a fixture, Borrower shall cause filings to be made with the applicable government officials or filing offices to create and preserve for Lender as assignee of Issuer a perfected first priority security interest in the Equipment.

      Section 6.06. ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of Borrower's obligations hereunder, Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Equipment or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such moneys directly to Lender. Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys due or to become due with respect to any condemnation proceeding affecting the Equipment. At any time, whether before or after the occurrence of any Event of Default, Lender may (but need not), in Lender's name or in Borrower's name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy or party in any condemnation proceeding.

      Section 6.07. OCCUPANCY.

                  (a) Borrower hereby irrevocably grants to Lender the right to enter the property where the Equipment is located (the "Premises") at any time after the occurrence and during the continuance of an Event of Default.

                  (b) Lender may enter the Premises only to hold, sell, store, liquidate, realize upon or otherwise dispose of the Equipment and for other purposes that Lender may in good faith deem to be related or incidental purposes.

                  (c) The right of Lender to enter the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all obligations of Borrower and Issuer hereunder, and (ii) final sale or disposition of all of the Equipment and delivery of all such Equipment to purchasers.

                  (d) Lender shall not be obligated to pay or account for any rent or other compensation for the occupancy of the Premises. Borrower will pay, or reimburse Lender for, all taxes, fees, duties, levies, charges and expenses at any time incurred by or imposed upon Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Section.

      Section 6.08. AGREEMENT AS FINANCING STATEMENT. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Loan Agreement or of any financing statements signed by Borrower is sufficient as a financing statement in any state to perfect the security interests granted in this Loan Agreement. Pursuant to Section 5451 of the Government Code of the State of California, pledge of the Equipment by Issuer for the repayment of the principal of, premium, if any, and interest on the loan from Lender to Issuer constitutes a first lien and security interest which immediately attaches to the Equipment, all repairs, replacements, substitutions and modifications thereto or thereof and all proceeds of the foregoing, and is effective and binding against Issuer, Borrower, User, the landlord, their successors, purchasers of the collateral, creditors, and all others asserting rights therein irrespective of whether those parties have notice of the pledge, irrespective of whether the Equipment is or may be deemed to be a fixture and without the need for any physical delivery, recordation, filing or further act.

                                   ARTICLE VII

                        AFFIRMATIVE COVENANTS OF BORROWER

      So long as the Loan shall remain unpaid, Borrower will comply with the following requirements, unless Lender shall otherwise consent in writing:

      Section 7.01. REPORTING REQUIREMENTS. Borrower will deliver, or cause to be delivered, to Lender, and to Issuer if requested by Issuer, each of the following, which shall be in form and detail acceptable to Lender:

                  (a) as soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, audited financial statements (including any footnotes thereto) of Borrower with the unqualified opinion of independent certified public accountants selected by Borrower and acceptable to Lender, which annual financial statements (including any footnotes thereto) shall include the balance sheet of Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of Borrower for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements (including any footnotes thereto) referred to in Article V hereof, together with
            (i) a report signed by such accountants stating to the effect that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder; and (ii) a certificate of the chief financial officer of Borrower stating to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Article V hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of Borrower, an unaudited/internal balance sheet and statements of income and retained earnings of Borrower as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Article V hereof (except for the absence of footnotes) and certified by the chief financial officer of Borrower, subject to year-end audit adjustments; and accompanied by a certificate of that officer stating to the effect (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Article V hereof (except for the absence of footnotes and subject to year end adjustments), and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not therefore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

                  (c) immediately after the commencement thereof, notice in
            writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower of the type described in Article V hereof or which seek a monetary recovery against Borrower in excess of $100,000;

                  (d) as promptly as practicable (but in any event not later than five Business Days) after an officer of Borrower obtains knowledge of the occurrence of any event that constitutes a Default or an Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such Default or Event of Default;

                  (e) promptly upon knowledge thereof, notice of any loss or destruction of or damage in excess of $100,000 to any Equipment or of any material adverse change in any Equipment;

                  (f) promptly after the amending thereof, copies of any and all amendments to its certificate of incorporation or bylaws;

                  (g) promptly upon knowledge thereof, notice of the violation by Borrower of any law, rule or regulation, the violation of which would have a material adverse effect on the financial or operating condition of Borrower;

                  (h) promptly upon knowledge thereof, notice of any material adverse change in the financial or operating condition of Borrower; and

                  (i) such other information as Lender may request.

      Section 7.02. BOOKS AND RECORDS; INSPECTION AND EXAMINATION. Borrower will keep accurate books of record and account for itself pertaining to the Equipment and pertaining to Borrower's business and financial condition and such other matters as Lender and/or Issuer may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of Lender and/or Issuer, will permit any officer, employee, attorney or accountant for Lender and/or Issuer to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Borrower at all times during ordinary business hours, and to discuss the affairs of Borrower with any of its directors, officers, employees or agents. Borrower will permit Lender and/or Issuer, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records and to examine and inspect the Equipment at any time during Borrower's business hours.

      Section 7.03. COMPLIANCE WITH LAWS; ENVIRONMENTAL INDEMNITY. Borrower will
(a) comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable material environmental, hazardous waste or substance, toxic substance and underground storage laws and regulations and obtain any permits, licenses or similar approvals required by any such laws or regulations and (c) use and keep the Equipment, and will require that others use and keep the Equipment, only for lawful purposes, without violation of any material federal, state or local law, statute or ordinance. Borrower shall secure all permits and licenses, if any, necessary for the installation and operation of the Equipment. Borrower shall comply in all material respects (including, without limitation, with respect to the use, maintenance and operation of each item of the Equipment) with all laws of the jurisdictions in which its operations involving any component of Equipment may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the items of the Equipment or its interest or rights under this Loan Agreement. Borrower will indemnify, defend and hold Lender and Issuer harmless from and against any claims, loss or damage to which Lender and Issuer may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by Borrower or on property owned, leased or controlled by Borrower. This indemnification shall survive the termination of this Loan Agreement and payment of the indebtedness hereunder.

      Section 7.04. PAYMENT OF TAXES AND OTHER CLAIMS. Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Equipment) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Loan Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of Borrower; provided, that Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. Borrower will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Equipment, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Equipment.

      Section 7.05. MAINTENANCE OF EQUIPMENT.

            (a) Borrower shall, at its own expense, maintain, preserve and keep the Equipment in good repair, working order and condition, and shall from time to time make all repairs and replacements necessary to keep the Equipment in such condition, and in substantial compliance with state and federal laws, ordinary wear and tear excepted. Borrower shall maintain the Equipment in a condition suitable for certification by the manufacturer thereof (if certification is available) and in conformance with all manufacturer's recommended maintenance requirements. In the event that any parts or accessories forming part of any item or items of Equipment become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Borrower, at its own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories free and clear of all liens and encumbrances and with a value and utility at least equal to that of the parts or accessories being replaced (assuming that such replaced parts and accessories were otherwise in good working order and repair). All such replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Equipment and, as such, shall be subject to the terms of this Loan Agreement. Neither Lender nor Issuer shall have any responsibility in any of these matters, or for the making of improvements or additions to the Equipment.

            (b) Borrower will defend the Equipment against all claims or demands of all persons (other than Lender) claiming the Equipment or any interest therein except for Permitted Encumbrances.

            (c) Borrower will keep the Equipment free and clear of all security interests, liens and encumbrances except the security interest created pursuant to this Loan Agreement except for Permitted Encumbrances.

      Section 7.06. INSURANCE.

            (a) Borrower shall, at its own expense, procure and maintain continuously in effect: (i) comprehensive third party bodily injury and property damage liability insurance, on an occurrence basis, including coverage for "premises/operations", "products and completed operations" and "blanket contractual" liabilities arising out of or in any way relating to the Equipment sufficient to protect Lender and Issuer from liability in all events with a coverage limit of not less than $2,000,000 per occurrence unless a different coverage minimum with respect to particular equipment is reasonably required by Lender, and (ii) "special form" or equivalent thereof, property insurance, including, but not limited to, boiler and machinery, earthquake and flood insurance, insuring the Equipment and all replacements and additions thereto in an amount not less than the full insurable value on a replacement cost basis of the insured Equipment or the applicable Prepayment Amount.

            (b) If required by State law, Borrower shall carry workers' compensation insurance covering all employees on, in, near or about the Equipment, and upon request, shall furnish to Lender certificates evidencing such coverage.

            (c) All insurance policies required by this Article shall be taken out and maintained with insurance companies with an A.M. Best Company, Inc. rating of "A VIII" or better; and shall contain a provision that the insurer shall not cancel or revise coverage thereunder without giving written notice to the insured parties at least thirty (30) days before the cancellation or revision becomes effective. No insurance shall be subject to any coinsurance clause. Each insurance policy required by this Article shall, (i) name Lender as an additional insured party and loss payee and shall include a lender's loss payable endorsement for the benefit of Lender, (ii) shall provide that all insurance, as required in (a)(i) above, except the limits of liability, operate as if there were a separate policy covering each insured, (iii) be primary and without right of contribution from any other insurance not specifically purchased by Borrower to be excess of, or in contribution with, the insurance required herein, (iv) include a waiver of any subrogation rights Borrower's insurers may have against Lender, (v) provide that all insurance shall insure the interest of Lender regardless of any breach or violation by Borrower or any other party or entity of any warranties, declarations or conditions contained in such policies and (vi) be reasonably satisfactory in form, substance, limits, deductibles and retentions to Lender. A certificate of insurance, signed by an authorized insurer representative, shall be delivered to Lender prior to the Closing and prior to the expiration date of each insurance policy as evidence of renewal of such policies. Complete copies of each insurance policy described above shall be delivered to Lender within sixty (60) days of the Closing and renewal.

            (d) As among Lender, Borrower and Issuer, Borrower assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any Equipment and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of Borrower or of third parties, and whether such property damage be to Borrower's property or the property of others. Whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender and Issuer for and will indemnify, defend and hold harmless Lender and Issuer and its members, agents, officers, directors and attorneys, at Borrower's expense from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys' fees) of whatsoever kind and nature, imposed on, incurred by or asserted against Lender or Issuer that in any way relate to or arise out of this Loan Agreement, the transactions contemplated hereby and the Equipment, (unless caused by or resulting from the gross negligence or intentional misconduct of any such party) including but not limited to, (i) the selection, manufacture, purchase, acceptance or rejection of Equipment or the ownership of the Equipment, (ii) the delivery, lease, possession, maintenance, use, condition, return or operation of the Equipment, (iii) the condition of the Equipment sold or otherwise disposed of after possession by Borrower,

      (iv) any patent or copyright infringement, (v) the conduct of Borrower, its officers, employees and agents, (vi) a breach of Borrower of any of its covenants or obligations hereunder, (vii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Equipment, including, but not limited to investigation, removal, cleanup and remedial costs, (viii) any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading in connection with this Loan Agreement, the Escrow Agreement and the Tax Agreement or the transactions contemplated thereby, (ix) any violation of any environmental law, rule or regulation or the release of any hazardous or toxic substance on or near the premises on which the Equipment is located,
      (x) the ownership of any item of the Equipment governed hereby, (xi) any act of negligence of Borrower, its officers, agents, contractors, servants, employees, licensees or invitees in connection with the Equipment or this Loan Agreement, the Escrow Agreement and the Tax Agreement, (xii) the recovery of claims under insurance policies on the Equipment, (xiii) any accident in connection with the operation, use, condition, possession, storage or return of any item of the Equipment, any of the foregoing of which result in damage to property or the injury to or death of any person including, without limitation, latent and other defects, whether or not discernable by Lender, Issuer or Borrower. All amounts payable by Borrower pursuant to clause (vii) above shall be paid immediately upon demand of Issuer or Lender, as the case may be. The provisions of this Section 7.06(d) shall survive the termination of this Loan Agreement.

      Section 7.07. PRESERVATION OF CORPORATE EXISTENCE. Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

      Section 7.08. PERFORMANCE BY LENDER. If Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Loan Agreement, and if such failure shall continue for a period of 10 calendar days after Lender gives Borrower written notice thereof (or in the case of the agreements contained in Sections 7.05 and 7.06 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Borrower shall thereupon pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of

18% per annum or the highest rate permitted by law. To facilitate the performance or observance by Lender of such covenants of Borrower, Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney-in-fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Loan Agreement.

      Section 7.09. LIMITATIONS OF LIABILITY. In no event, whether as a result of breach of contract, warranty, tort (including negligence or strict liability), indemnity or otherwise, shall Lender, its assignees, if any, or Issuer be liable for any special, consequential, incidental, punitive or penal damages including, but not limited to, loss of profit or revenue, loss of use of the Equipment or any associated equipment, service materials or software, damage to associated equipment, service materials or software, cost of capital, cost of substitute equipment, service materials or software, facilities, services or replacement power or down time costs.

      Section 7. 10. RATIO OF DEBT TO TANGIBLE NET WORTH. Borrower will maintain at all times during the term of this Loan Agreement its ratio of Debt (as defined below) to Tangible Net Worth (as defined below) at not more than 4.5:1. "Debt" shall mean on a consolidated basis (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of a balance sheet except for Debt which is expressly subordinate to the obligation created hereunder, (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by Borrower, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by Borrower and other contingent obligations of Borrower in respect of, or to purchase or otherwise acquire, indebtedness of others except for warranties provided by the Borrower in connection with the sale of its products in the ordinary course of business. "Tangible Net Worth" means the excess of:

            (a) the tangible assets of Borrower on a consolidated basis, which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper over

            (b) all Debt of Borrower on a consolidated basis;

provided, however, that (i) inventory shall be taken into account on the basis of the cost (determined on a first-in, first-out basis) or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid or intangible assets, amounts relating to covenants not to compete, pension assets, deferred charges or treasury stock or any securities or Debt of

Borrower or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account.

      Section 7. 1 1. DEBT SERVICE COVERAGE RATIO. Borrower will maintain for each fiscal year from and after fiscal year 1997 during the term of this Loan Agreement its Debt Service Coverage Ratio (as defined below) at not less than
1.25 to 1.0. "Debt Service Coverage Ratio" means the ratio of (i) Borrower's Cash Flow Available for Debt Service (as defined below) to (ii) Borrower's Debt Service (as defined below). "Cash Flow Available for Debt Service" of Borrower means, with respect to the applicable period of determination, Borrower's consolidated income, less dividends and distributions paid plus interest expense, depreciation, amortization and other non-cash charges (including the benefit derived from the use of the tax loss carry forward) less non-financed capital expenditures. "Debt Service" of Borrower means on a consolidated basis, with respect to the applicable period of determination, the aggregate of (i) interest expense of Borrower, (ii) all installments of principal on Debt of Borrower that are due on demand or during the period of determination, and (iii) all installments of rent under capitalized lease obligations (to the extent not already accounted for in computation of net income or Debt) of Borrower that are due during the period of determination.

      Section 7.12. NET WORTH. Borrower will maintain at all times during the term of this Loan Agreement its consolidated Net Worth at not less than $13,000,000. "Net Worth" of Borrower means Borrower's consolidated assets less liabilities (excluding Debt which is expressly subordinate to the obligation created hereunder), determined in accordance with generally accepted accounting principles.

      Section 7.13. TANGIBLE NET WORTH. Borrower will maintain Tangible Net Worth of $3,500,000 from the date hereof to December 31, 1997. Thereafter, Borrower will maintain its Tangible Net Worth at the greater of $3,500,000 or eighty percent (80%) of the prior fiscal years Tangible Net Worth.

      Section 7.14. RELATED PARTY NOTES PAYABLE. Borrower shall not create or assume any Note Payable or similar obligation payable to Shareholders, affiliates, or related parties unless (i) such Note Payable or similar obligation is incurred in the normal course of business and in an aggregate amount not to exceed $100,000 or (ii) such Note Payable or similar obligation is expressly subordinate to the obligations created hereby.

                                  ARTICLE VIII

                         NEGATIVE COVENANTS OF BORROWER

      So long as the Loan shall remain unpaid, Borrower agrees that, without the prior written consent of Lender and Issuer:

      Section 8.01. LIEN. Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of the Equipment except for the security interest created pursuant to this Loan Agreement and Permitted Encumbrances.

      Section 8.02. SALE OF ASSETS. Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or of any of the Equipment or any interest therein (whether in one transaction or in a series of transactions), except the lease of the Equipment to the User.

      Section 8.03. CONSOLIDATION AND MERGER. Borrower will not consolidate with or merge into any person, or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other person.

      Section 8.04. ACCOUNTING. Borrower will not adopt, permit or consent to any material change in accounting principles other than as required by generally accepted accounting principles. Borrower will not adopt, permit or consent to any change in its fiscal year.

      Section 8.05. TRANSFERS. Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

      Section 8.06. OTHER DEFAULTS. Borrower will not permit the acceleration or the enforcement of rights against any collateral securing any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Borrower in an amount in excess of $100,000 or any judgment, decree, order or determination applicable to Borrower.

      Section 8.07. PLACE OF BUSINESS. Borrower will not permit any of the Equipment or any records pertaining to the Equipment to be located in any state or area. in which, in the event of such location, a financing statement covering such Equipment would be required to be, but has not in fact been, filed in order to perfect the security interest created pursuant to this Loan Agreement.

      Section 8.09. MODIFICATIONS AND SUBSTITUTIONS.

            (a) Borrower will not make any material alterations, modifications or additions to the Equipment which cannot be removed without materially damaging the functional capabilities or economic value of the Equipment. Upon return of the Equipment to Lender and at the request of Lender, Borrower, at its sole cost and expense, will remove all alterations, modifications and additions and repair the Equipment as necessary to return the Equipment to the condition in which it was furnished, ordinary wear and tear and permitted modifications excepted.

            (b) Notwithstanding the provisions of subparagraph (a) of this section, Borrower may, with the prior written consent of Lender, substitute for parts, elements, portions or all of the Equipment, other parts, elements, portions, equipment or facilities; provided, however, that any substitutions made pursuant to Borrower's obligations to make repairs referenced under any provision of this Loan Agreement shall not require such prior written consent. Borrower shall provide such documents or assurances as Lender may reasonably request to maintain or confirm the security interest assigned to Lender in the Equipment as so modified or substituted.

      Section 8.09. USE OF THE EQUIPMENT. Borrower will not install, use, operate or maintain the Equipment improperly, carelessly, in violation of any applicable law or in a manner contrary to that contemplated by this Loan Agreement.

                                   ARTICLE IX

                   DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS

      Borrower shall provide a complete written report to Lender immediately upon any loss, theft, damage or destruction of any Equipment and of any accident involving any Equipment. If all or any part of the Equipment is lost, stolen, destroyed or damaged beyond repair ("Damaged Equipment"), Borrower shall as soon as practicable after such event either: (a) replace the same at Borrower's sole cost and expense with equipment having substantially similar specifications and of equal or greater value to the Damaged Equipment immediately prior to the time of the loss occurrence, such replacement equipment to be subject to Lender's approval, whereupon such replacement equipment shall be substituted in this Loan Agreement and the other related documents by appropriate endorsement or amendment; or (b) pay the applicable Prepayment Amount of the Damaged Equipment. Borrower shall notify Lender of which course of action it will take within fifteen (15) calendar days after the loss occurrence. If, within forty-five (45) calendar days of the loss occurrence, (i) Borrower fails to notify Lender; (ii) Borrower and Lender fail to execute an amendment to this Loan Agreement to delete the Damaged Equipment and add the replacement equipment or (iii) Borrower fails to pay the applicable Prepayment Amount, then Lender may, at its sole discretion, declare the applicable Prepayment Amount to be immediately due and payable, and Borrower will be required to pay the same. The Net Proceeds of insurance with respect to the Damaged Equipment shall be made available by Lender to be applied to discharge Borrower's obligation under this Article, and after being so applied any excess shall be paid directly to Borrower. The payment of the Prepayment Amount and the termination of Lender's interest in the Damaged Equipment is subject to the terms of Section 2.07 hereof. For purposes of this Article, the term "Net Proceeds" shall mean the amount remaining from the gross proceeds of any insurance claim or condemnation award after deducting all expenses (including reasonable attorneys' fees) incurred in the collection of such claim or award.

                                    ARTICLE X

                       ASSIGNMENT, SUBLEASING AND SELLING

      Section 10.01. ASSIGNMENT BY LENDER. This Loan Agreement, and the right to receive payments of principal of, premium, if any, and interest on the loan from Lender to Issuer and Loan Payments, as assignee of Issuer, directly from Borrower, may be transferred, assigned and reassigned in whole or in part to one or more assignees or subassignees by Lender without the consent of Borrower or Issuer at any time to an Affiliate, Accredited Investor or Qualified Institutional Buyer. In the event of a transfer to an Affiliate, Lender shall certify to Issuer and Borrower that such transferee entity is an Affiliate. In the event of a sale or transfer to an Accredited Investor or a Qualified Institutional Buyer, the Lender shall provide to Issuer and Borrower a written statement representing that the purchaser is an Accredited Investor or a Qualified Institutional Buyer and the purchaser shall include in its letter of representations substantially in the form of Exhibit D hereto a representation that it is an Accredited Investor or a Qualified Institutional Buyer. In the event that such assignment or reassignment is made to a bank or trust company as trustee for holders of certificates representing interests in this Loan Agreement, such bank or trust company agrees to maintain, or cause to be maintained, a book-entry system by which a record of the names and addresses of such holders as of any particular time is kept and agrees, upon request of Issuer or Borrower, to furnish such information to Issuer or Borrower. Upon assignment, Borrower will reflect in a book-entry the assignee designated in the written request of assignment or in a written certification of an Affiliate delivered to Borrower pursuant to this Section, and shall agree to make all payments to the assignee designated in the such written request, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Loan Agreement or otherwise) that Issuer and Borrower may from time to time have against Lender or the assignee. Issuer and Borrower agree to execute all documents, including notices of assignment and chattel mortgages or financing statements, which may be reasonably requested by Lender or its assignee to protect their interest in the Equipment and in this Loan Agreement. Lender or assignee shall pay all reasonable expenses of Issuer, including reasonable fees and expenses of counsel, in connection with such transfer and assignment.

      Section 10.02. NO SALE OR ASSIGNMENT BY BORROWER. This Loan Agreement and the interest of Borrower in the Equipment may not be sold, assumed, assigned or encumbered by Borrower without the prior written consent of Lender and Issuer except as otherwise permitted hereunder.

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

      Section 11.01. EVENTS OF DEFAULT. The following constitute "Events of Default" under this Loan Agreement:

            (a) failure by Borrower to pay to Lender, as assignee of Issuer, when due any Loan Payment or to pay any other payment required to be paid hereunder and the continuation of such failure for a period of ten (10) days;

            (b) failure by Borrower to maintain insurance on the Equipment in accordance with Section 7.06 hereof;

            (c) failure by Borrower or Issuer to observe and perform any other covenant, condition or agreement contained herein, in the Escrow Agreement, in the Tax Agreement or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of 30 days after written notice is given to Borrower or Issuer, as the case may be, specifying such failure and requesting that it be remedied; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower or Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected;

            (d) initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;

            (e) Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower; or Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower and any such proceeding against Borrower is not terminated for a period of sixty (60) consecutive days or such court enters an order granting the relief sought in such proceeding; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower;

            (f) determination by Lender that any representation or warranty made by Borrower or Issuer herein, in the Tax Agreement or in any other document executed in connection herewith was untrue in any material respect when made;

            (g) an Event of Taxability shall occur; and

            (h) an event of default under any instrument, agreement or other document evidencing or relating to any indebtedness or other monetary obligation of Borrower in an amount greater than $100,000;

      Section 11.02. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and be continuing, Lender, as assignee of Issuer, shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps insofar as the same are available to secured parties under Article 9 of the UCC in effect in the State from time to time and which are otherwise accorded to Lender, as assignee of Issuer, by applicable law:

            (a) by notice to Issuer and Borrower, declare the entire unpaid principal amount of the Loan then outstanding, all interest accrued and unpaid thereon and all amounts payable under this Loan Agreement to be forthwith due and payable, whereupon the Loan, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

            (b) take possession of the Equipment wherever situated, without any court order or other process of law and without liability for entering the premises, and lease, sublease or make other disposition of the Equipment for use over a term in a commercially reasonable manner, all for the account of Lender, provided that Borrower shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or sublessee of the Equipment pursuant to such lease or sublease during the same period of time, after deducting all costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to the recovery, repair and storage of the Equipment during such period of time;

            (c) take possession of the Equipment wherever situated, without any court order or other process of law and without liability for entering the premises, and sell the Equipment in a commercially reasonable manner;

            (d) proceed by appropriate court action to enforce specific performance by Issuer or Borrower of the applicable covenants of this Loan Agreement or to recover for the breach thereof, including the payment of all amounts due from Borrower. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees; and

            (e) take whatever action at law or in equity may appear necessary or desirable to enforce its rights with respect to the Equipment. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees.

      All proceeds from the exercise of remedies shall be applied in the following manner:

                        First, to pay all proper and reasonable costs and
                  expenses associated with the recovery, repair, storage and sale of the Equipment, including reasonable attorneys' fees and expenses;

                        Second, to pay (i) Lender the amount of all unpaid Loan
                  Payments, if any, which are then due and owing, together with interest and late charges thereon, (ii) Lender the then applicable Prepayment Amount (taking into account the payment of past-due Loan Payments as aforesaid), plus a pro rata allocation of interest, at the rate utilized to calculate the Loan Payments, from the next preceding due date of a Loan Payment until the date of payment by the Borrower, and (iii) any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Lender or Issuer hereunder; and

                        Third, to pay the remainder of such proceeds, including
                  purchase moneys or other amounts paid by a buyer of the Equipment to Borrower.

      Notwithstanding any other remedy exercised hereunder, Borrower shall remain obligated to pay to Lender any unpaid portion of the Prepayment Amount.

      Section 11.03. RETURN OF EQUIPMENT. Upon an Event of Default, Borrower shall within ten (10) calendar days after notice from Lender, at its own cost and expense: (a) perform any testing and repairs required to place the Equipment in the condition required by Article VII; (b) if deinstallation, disassembly or crating is required, cause the Equipment to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lender; and (c) deliver the Equipment to a location specified by Lender, freight and insurance prepaid by Borrower. If Borrower refuses to deliver the Equipment in the manner designated, Lender may enter upon Borrower's premises where the Equipment is kept and take possession of the Equipment and charge to Borrower the costs of such taking. Borrower hereby expressly waives any damages occasioned by such taking.

      Section 11.04. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to Lender or Issuer is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lender or Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required by this Article. All remedies herein conferred upon or reserved to Lender or Issuer shall survive the termination of this Loan Agreement.

      Section 11.05. LATE CHARGE. Any Loan Payment not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of five cents ($.05) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender's written invoice therefor.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.01. DISCLAIMER OF WARRANTIES. LENDER AND ISSUER MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE EQUIPMENT, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. IN NO EVENT SHALL LENDER OR ISSUER BE LIABLE FOR ANY LOSS OR DAMAGE IN CONNECTION WITH OR ARISING OUT OF THIS LOAN AGREEMENT, THE EQUIPMENT OR THE EXISTENCE, FURNISHING, FUNCTIONING OR BORROWER'S USE OF ANY ITEM OR PRODUCTS OR SERVICES PROVIDED FOR IN THIS LOAN AGREEMENT.

      Section 12.02. NOTICES. All notices, certificates, requests, demands and other communications provided for hereunder or under the Escrow Agreement or the Tax Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first-class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(i) the date received if personally delivered, (ii) when deposited in the mail if delivered by mail, (iii) the date sent if sent by overnight courier, or (iv) the date of transmission if delivered by telecopy. If notice to Borrower of any intended disposition of the Equipment or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least ten (10) calendar days prior to the date of intended disposition or other action.

      Section 12.03. FURTHER ASSURANCE AND CORRECTIVE INSTRUMENTS. Issuer and, Borrower hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Loan Agreement, the Escrow Agreement or the Tax Agreement and any rights of Lender hereunder or thereunder. Lender shall pay all reasonable expenses of Issuer and Borrower, including fees and expenses of counsel, in connection with such implementation, correction, confirmation or perfection of this Loan Agreement. Borrower hereby further agrees to amend from time to time Exhibit A hereto to identify each item of Equipment being financed hereunder prior to requesting any disbursements from the Escrow Fund therefor.

      Section 12.04. BINDING EFFECT; TIME OF THE ESSENCE. This Loan Agreement shall inure to the benefit of and shall be binding upon Lender, Issuer, Borrower and their respective successors and assigns. Time is of the essence.

      Section 12.05. SEVERABILITY. In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

      Section 12.06. AMENDMENTS. To the extent permitted by law, the terms of this Loan Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the instance and for the specific purpose given;
provided, however, that Borrower and Lender only may amend Exhibit A hereto to identify each item of Equipment being financed hereunder, as permitted in the last sentence of Section 12.03 hereof; provided further, however, that Borrower or Lender shall deliver as soon as practicable to Issuer a copy of any such amendment to Exhibit A hereto.

      Section 12.07. EXECUTION IN COUNTERPARTS. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart, provided that only the original marked "Original: 1 of 6" on the execution page thereof shall constitute chattel paper under the Uniform Commercial Code.

      Section 12.08. APPLICABLE LAW. This Loan Agreement shall be governed by and construed in accordance with the laws of the State.

      Section 12.09. CAPTIONS. The captions or headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

      Section 12.10. ENTIRE AGREEMENT. This Loan Agreement, the Tax Agreement, the Escrow Agreement and the exhibits hereto and thereto constitute the entire agreement among Lender, Issuer, Borrower and Escrow Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Loan Agreement or the Equipment financed hereby.

      Section 12.11. USURY. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Loan Agreement, in no event shall this Loan Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

      IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

LENDER:                            FINOVA PUBLIC FINANCE, INC.

                                   By /s/ CARL SCHMITZ
                                     -------------------------------
                                   Name:   Carl Schmitz, Jr.
                                        ----------------------------
                                   Title:  Vice President
                                         ---------------------------


ISSUER:                            CALIFORNIA ECONOMIC DEVELOPMENT
                                   FINANCING AUTHORITY


                                   By  /s/ CHRISTOPHER S. HOLBEN
                                     -------------------------------
                                   Name:  Christopher S. Holben
                                        ----------------------------
                                   Title: Chair
                                         ---------------------------


BORROWER:                          THE AMERICAN MATERIALS &
                                   TECHNOLOGIES CORPORATION


                                   By  /s/ PAUL PENDORF
                                     -------------------------------
                                   Name:  Paul Pendorf
                                        ----------------------------
                                   Title: President
                                         ---------------------------

Trade Names of Borrower, if any:

-------------------------------

-------------------------------

-------------------------------

                                 Original: 6 of 6


                       [EXECUTION PAGE OF LOAN AGREEMENT]